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                                                                    EXHIBIT 23.1

                    INDEPENDENT AUDITORS' CONSENT

                        AVANIR PHARMACEUTICALS

       We consent to the incorporation by reference in Registration Statement No. 33-49082 on Form S-l, Registration Statement Nos. 33-71276, 33-94370, 333-83089 and 333-84183 on Form S-8, and Registration Statement Nos. 33-76094, 33-90048, 33-64983, 333-24549, 333-76641 and 333-77925 on Form S-3 of AVANIR
Pharmaceuticals, formerly LIDAK Pharmaceuticals, (a development stage enterprise) of our report dated December 21, 1999 (which expresses an unqualified opinion and includes explanatory paragraphs relating to the status of the Company as a development stage enterprise, the Company's ability to continue as a going concern, and the Company as a defendant in certain lawsuits) appearing in this Annual Report on Form 10-K of AVANIR Pharmaceuticals for the year ended September 30, 1999.


DELOITTE & TOUCHE LLP

San Diego, California
January 11, 2000